Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Nihon Shintatsu Co., Ltd. on Form F-1 of our report dated August 29, 2025, on our audits of the financial statements of Nihon Shintatsu Co., Ltd. as of April 30, 2025 and 2024, and for each of the years then ended.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

September 4, 2025